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                                                           Jody M. Walker
                                                           Attorney At Law
                                                     7841 South Garfield Way
                                                    Littleton, Colorado 80122
                                                   Telephone: (303) 850-7637
                                                    Facsimile: (303) 220-9902

August 20, 1996


Re:	OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO
USE OF NAME IN THE REGISTRATION STATEMENT ON FORM S-1
OF TRINITY WORKS, INC.

I am securities counsel for the above mentioned corporation and I have prepared the registration statement on Form S-1. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form S-1 for Trinity Works, Inc.

It is my opinion that the securities of the Trinity Works, Inc. and which are registered with the Securities and Exchange Commission pursuant to Form
S-1 Registration Statement of Trinity Works, Inc. have been legally issued and will be, when distributed and/or sold, legally issued, fully paid and non-assessable.


Very truly yours,




/s/ Jody M. Walker
- --------------------------------------------
Jody  M. Walker